UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

PREDICTIVE TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-56008 (Commission File Number)	90-1139372 (IRS Employer Identification No.)
2735 Parleys Way, Suite 205, Salt Lake City, Utah (principal executive offices)	84109 (Zip Code)

+1 (888) 407-9761
(registrant’s telephone number, including area code)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01- Entry into a Material Definitive Agreement

On April 1, 2020 the Predictive Laboratories, Inc., a wholly owned subsidiary of Predictive Technology Group, Inc., entered into an agreement captioned Exclusive Distribution Services Agreement with Wellgistics, LLC. Under the terms of the agreement (i) Wellgistics will act as Predictive’s exclusive distributor of Assurance AB Test (COVID-19 IgM/IgG Rapid Antibody Test), (ii) Wellgistics is placing an initial purchase order for 1,000,000 tests, (iii) Wellgistics will receive warrants to purchase 1,500,000 shares of Predictive Technology Group, Inc.’s common stock at $.86 per share, and (iv) Predictive is to supply the 1,000,000 tests to Wellgistics as quickly as possible.

The Assurance AB test was developed to detect the presence of IgM and/or IgG antibodies to the SARS-CoV-2 virus. The test requires only a finger stick to sample a patient’s blood which is then placed on the self-contained test device. The test takes 15-minutes to display results. The test results indicate the presence of antibodies associated with the SARS-CoV-2 virus.

The test is for use in clinics, hospitals and test sites (point-of-care) under the Company’s notification with the U.S. Food and Drug Administration (FDA). The Company has filed two applications for Emergency Use Authorization (EUA) with the FDA for point-of-care use and for in-home use.  If the FDA approves the EUA for in-home use the Company may make the test available for in-home use. The self-contained test does not require a lab or laboratory equipment for results.

About Wellgistics:

Over the past few years, Wellgistics, LLC, has been one of the fastest growing wholesale pharmaceutical distributor in the United States. It is a logistics leader in the complex healthcare supply chain, but is about more than just delivery.  It focuses on both seeking out real-time information and remaining operationally nimble, making it the leader in response time and flexibility to dynamically changing industry needs. While focusing strongly on customer communication, Wellgistics purchases healthcare products directly from manufacturers only (or approved affiliates on some non-prescription products) and delivers safely, securely and efficiently to thousands of pharmacies, hospitals, long-term care facilities, clinics and other healthcare providers across the country to help keep their shelves stocked with the medications and products that patients need.

Wellgistics is licensed in all 50 states as a Pharmaceutical Wholesale Distributor and is also licensed or permitted as Third-Party Logistics provider in all states.  Its distribution facility located in Lakeland, FL is VAWD® accredited by the National Association of Boards of Pharmacy.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.01

Exclusive Distribution Services Agreement, dated April 1, 2020, by and between Predictive Laboratories, Inc. and Wellgistics, LLC. (Portions of this exhibit have been omitted in accordance with SEC rules and regulations).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2020	PREDICTIVE TECHNOLOGY GROUP, INC.

By /s/ Bradley Robinson
Chief Executive Officer